LICENSE AND PURCHASE OPTION AGREEMENT

      THIS LICENSE AND PURCHASE OPTION AGREEMENT (this "Agreement") is entered into this 30th day of May, 2006, by and among ELITE FLIGHT SOLUTIONS, INC., a Delaware corporation ("Elite Flight" or "Parent"), DREAMHOME SOLUTIONS, INC. ("Licensee"), a Nevada corporation and wholly-owned subsidiary of Parent, DreamHoldings, LLC ("DreamHoldings"), a Virginia corporation, and DREAMHOME REMODELING, INC. ("Licensor" or "DreamHome") a Virginia corporation and wholly-owned subsidiary of DreamHoldings, and together with DreamHoldings, Licensee and the Parent, the "Parties").


                                    RECITALS:

      WHEREAS, DreamHome is in the home remodeling business with custom sales and marketing tools, software and business practices with operations in the Baltimore and Washington D.C. metropolitan areas (together, the "Business Territory" which is detailed on Exhibit A);

      WHEREAS, Elite Flight desires to enter into the home remodeling sales business and to open and develop up to eight (8) and not less than four (4) DreamHome offices in new markets outside of the Business Territory (each, an "Office") through its wholly-owned subsidiary, Licensee;

      WHEREAS, DreamHome desires to license to Licensee, and Licensee desires to accept from DreamHome, certain custom business practices and services of DreamHome for the purpose of developing new Offices on terms not inconsistent with the terms in that certain letter of intent, dated as of March 9, 2006 (the "Letter of Intent"), by and between DreamHome and Elite Flight.

      NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:


                                   AGREEMENT:

      1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.

      2. Grant of Products License; Services; Warranty.

            (a) Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a non-exclusive license (the "Product License") to use certain custom tools, materials and business practices of DreamHome (collectively, the "Products") subject to the terms of this Section 2(a). The Parties further agree that DreamHome shall not grant such a license to any other person or entity in any area where Licensee is then conducting business. In addition, Licensee shall have a right of first refusal to operate in any potential market until such time that Licensee has opened all eight (8) offices.

            (b) Licensor hereby agrees to provide certain services to Licensee in connection with the Products ("Services") for the Term (as defined herein below) in any and all markets outside of the Business Territory (as defined herein above) for the purpose of developing and managing up to eight (8) and not less than four (4) new Offices of DreamHome subject to the terms of this Agreement. A list of the Products and Services is set forth in Sections 2(d)-(e) herein below.

            (c) Subject to Section 5 herein, Licensee has the right to retain all net cash flow from any and all home remodeling sales earned in connection with the operation of the Offices consistent with the existing operations of DreamHome.

            (d) As used herein, the "Products" include:

                  (i) All existing and future DreamHome tools and materials required to support the Licensee in the hiring, training, and implementation of all necessary personnel, policies, and procedures required to establish, develop and maintain each Office consistent with the existing operations of DreamHome;

                  (ii) all existing and future DreamHome sales and marketing materials; and

                  (iii) copies of all existing and future DreamHome compensation plans, employee manuals, sales contracts and or other related documents, including, without limitation, those documents used by Licensor for hiring, training, employee incentives and bonuses. Upon the express approval by Licensee, all such materials shall be put into place to establish and maintain each Office.

            (e) As used herein, "Services" include:

                  (i) not less than six (6) consecutive days of training by a qualified employee of Licensor, as determined by Licensor, at or near Licensor's Washington D.C. office for new Initial Office employees (as such term is defined herein below); such training shall consist of eight (8) hours per day between the hours of 10:00 a.m. and ending at 6:00 p.m.;

                  (ii) not less  than  five (5) days of  training  ("Training"), within a two (2) week period, by a qualified employee of Licensor, as determined by Licensor, at each Office location of all Office personnel at such location to ensure that each Office is appropriately set up and prepared to operate consistent with the existing operations of DreamHome; Licensee shall be responsible for all costs and expenses incurred by Licensor's employee associated with such Training including, but not limited to, travel, hotel, and meal expenses;

                  (iii) Licensor's daily (Monday through Saturday from 10:00 a.m. through 6:00 p.m.) supervision and management of each Office consistent with the existing operations of DreamHome to best ensure maximum lead generation, sales and installations consistent with the existing operations of DreamHome;


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

                  (iv) Licensor's guidance regarding how Licensee can best create new relationships in all new markets as needed to establish and maintain each new Office consistent with the existing operations of DreamHome;

                  (v) DreamHome shall make a good-faith effort to assist Licensee with the licensing and implementation, at Licensee's sole cost and expense, of the Tracker Software (as is more fully described on Schedule 2(e)(v) attached hereto) at each Office to monitor and account for all leads, sales, financing and installations consistent with the existing operations of DreamHome; and

                  (vi) any additional future services provided by DreamHome at each Office location as mutually determined by the Parties.

            (f) Warranty. With the exception of the Tracker Software, Licensee warrants to Licensee and Parent that all Services to be provided by Licensor to Licensee under this Agreement will be consistent with the existing operations of DreamHome.

      3. Purchase Option.

            (a) The Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a right of first refusal option to acquire the business of Licensor (the "Option"). The Option will commence on the Effective Date (as defined herein below) and expire on the twenty-four (24) month anniversary of the Effective Date. If Licensor receives an offer (an "Offer") to purchase the business of DreamHome from a third party (a "Third Party") that is acceptable to DreamHome (in the sole discretion of DreamHome), it shall present such Offer to Licensee within ten (10) business days of DreamHome's receipt of such Offer. Upon receipt by Licensee of such Offer from Licensor, Licensee shall have thirty
(30) days to match such Offer (the "Matching Period"). If Licensee fails to match the Offer within the Matching Period, the Option will expire unless otherwise agreed to by Licensee and DreamHome in writing. In the event an Option expires in accordance with the terms of this Section 3(a) and a definitive purchase agreement is not consummated by and between Licensor and a Third Party, the Option shall be reinstated with respect to any and all future Offers and Licensee shall have the same Option rights granted herein as if the original Option had not expired.

            (b) If the  Licensee  matches any Offer to acquire  the  business of
Licensor  within  the  Matching  Period,   this  Agreement  shall  terminate  in
accordance with Section 8(d) herein at the sole option of Licensee.

            (c) In the event that Licensor offers for sale to a third party the business of DreamHome or receives an Offer from a third party to purchase the business of DreamHome during the Term, the Parties agree that any such acquisition of DreamHome by a Third Party will be considered an assignment under
Section 15(a) of this Agreement and therefore, Licensor shall be required to obtain the express consent of Licensee in accordance with Section 15(a). Furthermore, in the event that a Third Party acquires the business of Licensor, the Parties acknowledge and agree that this Agreement shall be binding upon any such Third Party as if such Third Party were an original party hereto.

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


      4. Licensing Fees. In consideration for the grant of the Licenses and Services to Licensee and the adherence to the Non-Compete Restrictions set forth in Section 12(c) herein for the Term (as such term is defined herein below) and in accordance with the terms of this Agreement, the Licensee shall pay (i) to Licensor a licensing fee (the "Licensing Fee") up to a sum equal to Two Hundred Thousand Dollars ($200,000) in cash plus (ii) to the Shareholders (as such term is defined herein below) an aggregate of Two Million (2,000,000) shares of Parent's common stock (the "Stock Consideration") as is more fully set forth herein below:

            (a) Initial Cash Payment At Signing. In consideration of Licensee's right to open the first office (collectively, the "Initial Office"), the Licensee shall pay a Licensing Fee equal to the sum of Twenty-Five Thousand Dollars ($25,000) in cash upon the execution and signing of this Agreement (the "Initial Portion").

            (b) Second Cash Payment. In consideration of Licensee's right to open three additional offices, Licensee shall pay Seventy-Five Thousand Dollars ($75,000) in cash to the Licensor upon request by Licensee for Products and Services from DreamHome with respect to any of the next three (3) Offices.

            (c) Additional Cash Payments. Licensee shall have the option to open four (4) additional Offices each with the consultation and consent of Licensor, and each such consent shall not be unreasonably withheld. Licensee shall pay to Licensor fees in the amount of Twenty-Five Thousand Dollars ($25,000) upon request by Licensee for Products and Services from DreamHome with respect to each of the additional four (4) Offices to be paid as upon request by Licensee for Services and Products hereunder.

            (d) Stock Consideration. The Licensee shall also pay to Licensor a one (1) time stock grant of Two Million (2,000,000) restricted shares of Parent's post-reverse split common stock on a one hundred (100) to one (1) basis (the "Shares"), One Million (1,000,000) shares of which shall be issued to Mr. Mike Eaton and the remaining One Million (1,000,000) shares shall be issued to Mr. Lenny Scarola (Mssrs. Eaton and Scarola are sometimes referred to as the "Shareholders" or the "Key Employees"). Each Party agrees that for the first calendar year following the date of issuance of the Stock Consideration to the Shareholders, the Shareholders shall vote the Shares as directed by the then-current Chief Executive Officer of Licensee.

      5. Management Fees.

            (a) Notwithstanding Sections 2(b) and 4 herein, in consideration for the daily management and supervision of each Office, Licensee shall pay a management fee ("Management Fee") to the Licensor equal to seven percent (7%) of all home improvement sales made by all Offices, in the aggregate (collectively, the "Business") to be paid monthly within thirty (30) days of the end of each month. Reconciliation of these amounts shall occur no less than quarterly. Once per calendar quarter, Licensor shall have the absolute right to examine, or cause to be examined by its representatives, the books and records of Licensee by making request for same to Licensee at any time during the term of this Agreement and Licensee shall make available to Licensor and/or its representatives its books and records without exception within five (5) business days of any such request. Failure by Licensee to comply with this provision shall be considered a material breach of this Agreement.

      6. Additional Agreements.

            (a) Licensee shall:

                  (i) use its best efforts to (a) secure office space consistent with existing DreamHome offices equal to not less than One Thousand (1,000) square feet of commercial property for each Office location. In addition, Licensee shall be responsible for the installation and continuation of all utilities, including telephone and internet service, for each Office. Licensee shall also be responsible for the purchase of furniture, fixtures and equipment necessary for normal and ordinary business operations consistent with the existing operations of DreamHome;

                  (ii) through consultation with Licensor, provide all necessary resources required for the continuous hiring, training and daily management of the staff of each Office. Such staff shall include, at a minimum, a full-time Sales & Finance Manager, a full-time Marketing & Installation Manager, Sales Representatives and Canvas Marketers;

                  (iii) ensure that the Management Fee is accurately calculated and delivered timely with appropriate support in accordance with Section 5 herein above;

                  (iv)  maintain  the   accounting   books  of  each  Office  in
accordance with generally accepted accounting principles; and

                  (v) obtain insurance from an insurer of recognized financial responsibility against such losses and risks and in such amounts as Licensee's management believes to be prudent and customary in the home remodeling business. Proof of such insurance shall be provided promptly by Licensee to Licensor upon Licensor's request.

            (b) Licensee and Licensor shall work together and use their best efforts to:

                  (i) identify and mutually agree upon up to eight (8) and not less than four (4) locations in new markets outside the Business Territory to develop Offices in accordance with the terms of this Agreement and consistent with the existing operations of DreamHome;

                  (ii) open two (2) new Offices in new markets outside the Business Territory in accordance with the terms of this Agreement and consistent with the existing operations of DreamHome not later than June 30, 2006 (the "Initial Offices") or by such alternative date as may be mutually agreed upon in writing by the Parties;

                  (iii) upon the successful opening of the Initial Offices, identify two (2) additional locations in new markets outside of the Business Territory and to then use their best efforts thereafter to open two (2) additional Offices (one (1) additional Office in each new market) in accordance with the terms of this Agreement and consistent with the existing operations of DreamHome not later than December 31, 2006 or by such alternative date as may be mutually agreed upon in writing by the Parties; and

                  (iv) at the option of Licensee, each with the consultation and consent of Licensor (such consent not to be unreasonably withheld), open four
(4) additional Offices in accordance with the terms of this Agreement and consistent with the existing operations of DreamHome not later than December 31, 2007 or by such date as may be mutually agreed upon in writing by the Parties.

      7. Ownership and License Restrictions; Indemnity.

            (a) Ownership of the Product. Licensor retains all right and title to and interest in the Products.

            (b) Indemnity. With the exception of the Tracker Software, Licensor agrees to defend, indemnify, and hold Licensee, its affiliates, and their respective officers, directors, employees, agents and other representatives harmless from and against any third party claims, losses, judgments, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and legal expenses) (collectively, the "Claims") against Licensee based upon a claim that any Product furnished hereunder by Licensor infringes any patent, copyright, trademark or other intellectual property right, and to pay costs and damages awarded upon any such claim in any suit. Licensor's obligation to indemnify with respect to this Section 7(c) will be subject to the following terms and conditions. Licensee shall notify Licensor in writing of any such infringement or injury claim within thirty (30) days of Licensee's initial awareness of such claim, and shall provide Licensor with such assistance and cooperation as Licensor may reasonably request from time to time in connection with the defense thereof. In the event Licensee determines that Licensor is unable or unwilling to defend the claim, Licensee may assume, at Licensor's sole cost and expense, control of the defense of the claim. If any settlement requires an affirmative obligation of, results in any ongoing liability to, or prejudices or detrimentally impacts in any way, the Licensee, then such settlement shall require the Licensee's written consent.

      8. Term; Termination.

            (a) Term. Commencing on the date hereof (the "Effective Date"), this Agreement shall have a term (the "Term") of twenty (20) years, with the option for Licensee to exercise two (2) consecutive ten (10) year options to extend in each case upon thirty (30) days prior written notice to Licensor.

            (b) Termination for Convenience; Economics.

                  (i) If at any time  after the eight (8) month  anniversary  of the opening of a given Office (the "Initial Performance Period"), Licensee determines, in accordance with applicable Generally Accepted Accounting Principals ("GAAP"), that such Office has yielded a net loss from its home remodeling sales during the Initial Performance Period, Licensee shall have the option to terminate this Agreement with respect to such Office upon thirty (30) days prior written notice to Licensor.

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


                  (ii) At any time after the twenty-four (24) month anniversary of the Effective Date, and provided further that Licensee is not in default of any term or condition or this Agreement, Licensee shall be entitled to buy out Licensor's interest in the management fee for an amount equal to fifteen percent (15%) of the annualized gross revenues of the Business (calculated at four (4) times the gross revenues of the Business during the three (3) month period immediately preceding the date of such termination notice).

                  (iii) After the Term, this Agreement shall continue until a Party terminates for any reason or no reason upon ninety (90) days prior written notice to the other Parties.

            (c) Termination by the Parties. Any Party may terminate this Agreement at any time if another Party:

                  (i) materially breaches this Agreement and does not cure the breach within fifteen (15) days of receipt of written notice of such breach;

                  (ii) becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or

                  (iii) becomes the subject of an involuntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

            (d) Automatic Termination. This Agreement shall terminate upon the consummation of a definitive purchase agreement by and between Licensee and DreamHome pursuant to the exercise by Licensee of the Option to purchase the business of DreamHome as set forth in Section 4 herein above.

      9. Representations, Warranties and Covenants of Licensee and Parent. During the Term of this Agreement and in performing its obligations hereunder, Licensee and Parent represent, warrant and covenant that:

            (a) Organization. Licensee is a company, duly incorporated and validly existing under the laws of the State of Nevada, and Parent is a company, duly incorporated and validly existing under the laws of the State of Delaware, and except as disclosed in Schedule 9(a) attached hereto, both Licensee and Parent have filed all reports required to be filed with all governing bodies and all other required governmental authorities;

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


            (b) Authority. The execution and delivery of this Agreement by Licensee and Parent have been duly authorized by all necessary corporate action of Licensee and Parent;

            (c) Validity; No Violations. This Agreement represents a valid and binding obligation of Licensee and Parent, enforceable against Licensee or Parent in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation by Licensee and Parent of the transactions contemplated by this Agreement, will conflict with or result in a breach of any provision of Licensee's governing documents; and

            (d) Property Protection. Licensee shall take commercially reasonable efforts to preserve the ownership and rights of Licensor to the Products and shall notify Licensor promptly if it becomes aware of any unauthorized use of the Products.

      10. Representations and Warranties of Licensor. Licensor hereby represents and warrants to Licensee and Parent the following:

            (a) Organization. Licensor is a company duly incorporated and validly existing under the laws of Virginia and has filed all reports required to be filed with all governing bodies and all other required governmental authorities;

            (b) Authority. The execution and delivery of this Agreement by Licensor has been duly authorized by all necessary action of Licensor;

            (c) Validity; No Violations. This Agreement represents a valid and binding obligation of Licensor, enforceable against Licensor in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation by Licensor of the transaction contemplated by this Agreement will
(i) conflict with or result in a breach of any provision of Licensor's governing documents or in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, lien, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Licensor is a party, or by which the Licensor or any of its properties or assets are bound; (ii) violate any judgment, order, writ, injunction or decree of any governmental authority applicable to Licensor, or any of its properties, assets or outstanding debt or equity securities; or (iii) cause or give any person grounds to cause the maturity of any liability or obligation of Licensor to be accelerated or increased. No consent of any third party is required in connection with the execution, delivery or performance of this Agreement by Licensor;

            (d) Title to Products. Other than the Tracker Software, Licensor owns the Products free and clear of any claims, demands, encumbrances, rights of third parties and other interest of any kind or character, and no condition exists which interferes with the intent and purpose of this Agreement. Licensor is not, and has not received any notice alleging that Licensor is, infringing upon, likely to infringe upon, or otherwise acting adversely to any known right or claimed right of any person under or with respect to the Products.

            (e) No Acts in Contravention. Licensor has not done, or agreed to do, any act in contravention of the intent and purpose of this Agreement. Licensor hereby covenants that neither it nor its affiliates, agents or related companies have or will during the Term grant any rights to any other person or company in connection with the Products and Services; and

      11. Confidential Information.

            (a) No Party may disclose any of the terms and conditions of this Agreement to any third party without the express written consent of the other Parties, with the exception of such disclosures as may be reasonably necessary to the disclosing Party's bankers, attorneys, or accountants or except as may be required by law. No Party will disclose or use any other Confidential Information of the other Parties without the prior written consent of the other Parties. Each Party agrees to protect the Confidential Information of the other Parties disclosed to it to the same extent and in the same manner that it would protect its own like Confidential Information. In no event will efforts fall below a level of reasonable and due care, which will include limiting disclosure to only those personnel who have a need to know for the purposes of this Agreement. Each Party will notify the other Parties promptly upon discovery of the loss of any item containing Confidential Information of another Party and of any circumstances of which it has knowledge surrounding any unauthorized possession, use, or knowledge of Confidential Information of another Party.

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


            (b) "Confidential Information" means nonpublic information that the disclosing Party (a) discloses in tangible form and marks as "Confidential" or its equivalent at the time of disclosure, or (b) discloses in non-tangible form, and then summarizes and designates as "Confidential" or its equivalent in a written memorandum delivered to the receiving Party's representative within thirty (30) days of disclosure. Confidential Information includes, but is not limited to, the terms and conditions of this Agreement and any attached exhibits. Confidential Information does not include any information which is (a) now, or later becomes, available in the public domain without the fault of the receiving Party, (b) disclosed or made available to the receiving Party by a third party without restrictions and without breach of any relationship of confidentiality, (c) developed by the receiving Party without use of the disclosing Party's Confidential Information, (d) or was in the receiving Party's lawful possession prior to the disclosure and had not been obtained by such Party from the disclosing Party, (e) furnished by the disclosing Party to a third party without restriction on disclosure, (f) required to be disclosed pursuant to subpoena or other legal requirement, provided that in such circumstances the Party subject to such requirement will provide prompt notice of the requirement to the other Parties and will cooperate with such other Parties (at such other Parties' expense) as it may reasonably request in any attempts to prevent or minimize the extent of the required disclosure, or (g) excluded by written agreement among the Parties.

      12. Non-Competition.

            (a) Definitions. As used herein:

                  (i) "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

                  (ii) "Competing Product" means: (A) product, equipment, device or system that has been designed developed, manufactured, assembled, promoted, sold, distributed, resold, installed, supported, maintained, repaired, refurbished, licensed, sublicensed, financed, leased or subleased by or on behalf of the Licensee (or any predecessor of the Company) at any time on or prior to the date of this Agreement or at any time during the Term, or in the event Licensee exercises its Non-Compete Option as set forth in Section 12(c) herein below, during the Non-Competition Period; or (B) product, equipment, device or system that is substantially the same as incorporates, is a material component or part of, is based upon, is functionally similar to or competes in any material respect with any product, equipment, device or system of the type referred to in clause (A) or clause (B) of this sentence.

                  (iii) "Competing Service" means any: (A) service that has been provided, performed or offered by or on behalf of Licensee at any time on or prior to the date of this Agreement; (B) service that is provided, performed or offered by the Licensee at any time during the Term, or in the event Licensee exercises its Non-Compete Option as set forth in Section 12(c) herein below, during the Non-Competition Period; (C) service that facilitates, supports or otherwise relates to the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (D) service that is substantially the same as, is based upon or competes in any material respect with any service referred to in clauses
(A), (B) or (C) of this Section 12(a)(iii).

                  (iv) A Person shall be deemed to be engaged in "Competition" if: (A) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (B) such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in providing' performing or offering any Competing Service.

                  (v) "Person" means any: (A) individual; (B) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (C) governmental body or authority.

                  (vi) "Restricted Territory" means all territory within a one hundred (100) mile radius of each Office, and in the event that Licensee exercises its Non-Compete Option as set forth in Section 12(c) herein below, all territory within a one hundred (100) mile radius of each Designated Office.

            (b)  Non-Competition  During Term.  Licensor  agrees that during the
Term, Licensor shall not, and shall not permit any of its Affiliates to: (A) engage directly or indirectly in Competition in any Restricted Territory; or (B) directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory (collectively, the "Non-Compete Restrictions"); provided, however, that the Licensor may, without violating this Section 12(b), own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if: (X) such shares are actively traded on an established national securities market in the United States, (Y) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Licensor and the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Licensor's Affiliates collectively represent less than one percent (1%) of the total number of shares of such corporation's capital stock outstanding, and (Z) neither the Licensor nor any Affiliate of the Licensor is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

            (c) Non-Competition Upon Termination. In the event that this Agreement terminates due to Licensor's breach of any of the terms contained herein, Licensee shall have the option (the "Non-Compete Option") to impose upon Licensor, for a period of three (3) years commencing on the date of such termination (the "Non-Competition Period"), the Non-Compete Restrictions set forth in Section 12(b) herein above with respect to each Office designated by Licensee at its sole discretion (such designated Offices are hereinafter collectively referred to as the "Designated Offices"). In the event that Licensee exercises the Non-Compete Option pursuant to this Section 12(c), Licensee shall be obligated to pay to Licensor, as consideration for such Non-Compete Restrictions, a fee equal to two percent (2%) of all home improvement sales made by the Designated Offices, in the aggregate, less taxes, to be paid quarterly per annum within thirty (30) days of the end of each fiscal quarter for the Non-Competition Period.

      13. Limited Liability. No Party will be liable to another Party, or to anyone who may claim any right due to a relationship with such Party, for any acts or omissions in the performance of Services under the terms of this Agreement or on the part of employees or agents of such other Parties. Each of the Parties hereto will defend, indemnify and hold the other Parties and their agents, officers, directors and employees harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable legal fees and expenses) associated with any claim or action brought against the other Parties or their agents, officers, directors and employees by a third party arising out of (i) any breach or alleged breach of any of the representations and warranties contained herein, (ii) any breach or alleged breach of any other covenant contained herein, or (iii) wrongful or negligent acts. Each Party shall notify the other Parties in writing promptly of any claim received, provided, however, that the failure to give such notice shall not relieve such Party of its obligations hereunder, except to the extent that such Party was actually and materially prejudiced by failure. The indemnifying Party will have the sole right (except in case of a conflict) to conduct the defense of any such claim or action and all negotiations for its settlement or compromise unless otherwise agreed to in writing. However, if the indemnifying Party, after receiving notice of any such claim, fails immediately to begin the defense of such claim or action, the other Party may (without further notice) retain counsel and undertake the defense, compromise, or settlement of such claim or action at the expense of such other Party. DreamHome is acting hereunder solely in the role of an advisor and licensor to Licensee. DreamHome shall not make any decisions for Licensee or enter into any contracts for or on behalf of Licensee, and it is Licensee's responsibility to ensure that any third party dealing with Licensee is made fully aware of these limitations of DreamHome's role with respect to Licensee. It is agreed and understood by Licensee that DreamHome shall not bear any responsibility and/or liability, financial or otherwise, for the operations and activities of Licensee, its officers, directors, employees, agents or representatives; that Licensee has no power or authority whatsoever to bind, commit, or encumber DreamHome, in any manner, whether contractually or otherwise; and that any attempt to do so by Licensee shall be void ab initio and shall place Licensee in default under this Agreement. Licensee will defend, indemnify and hold Licensor and its agents, officers, directors and employees harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable legal fees and expenses) associated with any claim or action brought against the other Parties or their agents, officers, directors and employees by a third party arising out of any breach or attempted breach of this provision.

      14. Arbitration. All disputes, claims and/or requests for specific contractual performance, or other equitable relief, or damages or any other matters in question by and between the Parties arising out of this Agreement shall be submitted for arbitration, solely. Demand shall be submitted for arbitration, solely. Demand shall be made to the American Arbitration
Association and shall be conducted in Northern Virginia by a one-person arbitrator (the "Arbitrator"), unless the Parties mutually agree otherwise. Arbitration shall be in accordance with the commercial rules of the American Arbitration Association. Any award of the Arbitrator shall be final and judgment may be entered upon it in any court having jurisdiction thereof, and the prevailing Party shall be entitled to costs and reasonable attorneys' fees arising out of such arbitration.

      15. Miscellaneous.

            (a) Assignment. Neither Licensor nor the Key Employees shall assign this Agreement without the prior written consent of Parent. The term "assignment" includes, without limitation: (1) the sale of twenty-five percent (25%) of the capital stock of the assignor to a third party, (2) a sale by Licensor of any of Licensor's right, title and interest in the Products or Software to a third party, (3) the assignment or sale of any and all interests held by the Key Employees in the business of Licensor and (4) the resignation of either Key Employee or the termination by Licensor of the employment of either Key Employee. In the event of a permitted assignment, this Agreement shall be binding upon such successor or assign as if such party were an original party hereto.

            (b) Notices. Whenever notice is required to be given under the terms of this Agreement (including the Termination Notice), such notice shall be in writing and delivered by hand or by international courier addressed to each Party at the following addresses or to such other addresses as the Parties may give notice in accordance herewith:

         If to Licensee or Parent:  Elite Flight Solutions, Inc.
                                    710 Third Street, Suite 200
                                    Roanoke, Virginia 24016
                                    Telephone: (540) 345-3358
                                    Facsimile: (540) 343-3370
                                    Attention:  Bruce Edwards,
                                    Chief Executive Officer of Parent

         With a copy to:            Kirkpatrick & Lockhart Nicholson Graham LLP
                                    201 South Biscayne Boulevard, Suite 2000
                                    Miami, Florida  33133
                                    Telephone: (305) 539-3300
                                    Facsimile: (305) 358-7095
                                    Attention:  Clayton E. Parker, Esq.

         If to Licensor or          DreamHome Remodeling, Inc.
         the Shareholders:          7830 Backlick Road, Suite 302
                                    Springfield, Virginia  22015
                                    Telephone: (703) 924-4363
                                    Facsimile: (703) 455-0455
                                    Attention: Mike Eaton, Chief
                                    Executive Officer

         With a copy to:            Donald R. Hartman

                                    700 Constitution Avenue, NE

                                    Washington, DC 20002

                                    Telephone: (202) 360-9433

                                    Facsimile: (202) 544-9743


            (c) All such notices (including the Termination Notice) shall be deemed to be effective upon receipt.

            (d) Governing Law. This Agreement and the rights and obligations of the Parties hereto shall be construed and enforced in accordance with and governing by the laws of the Commonwealth of Virginia.

            (e) Compliance with Applicable Law. Each Party agrees to comply with all applicable laws and regulations of appropriate governmental bodies in the performance of this agreement, including regulations related to the exportation of technical data, technology, or other products, and to obtaining all applicable licenses and permits.

            (f) Force Majeure. No Party will be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of amounts due under this Agreement) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such Party.

            (g) Brokers or Finders. Each Party represents to each other that there are no other brokers or finders in this transaction and no other broker or finder fees will be paid to any third party.

            (h) Expenses. The Parties hereto represent to each other that they have and will continue to bear their respective expenses in connection with preparing for and consummating the transactions contemplated by this Agreement.

            (i) Severability. If any term or other provision of this Agreement, or any application thereof to any circumstances is invalid, illegal or incapable of being enforced by any rule of law, or public policy in whole or in party, such provision or application shall to that extent be severable and shall not effect other provisions or applications of this Agreement.

            (j) Entire Agreement. This Agreement, including all Schedules attached hereto, is the complete and exclusive agreement between the Parties with respect to the subject matter hereof, and supersedes any previous or contemporaneous agreement, proposal, commitment, or representation, whether oral or written, and any other communications between the Parties in relation to such subject matter. No representation, condition, understanding, or agreement of any kind, oral or written, will be binding upon the Parties unless incorporated herein. This Agreement may not be modified or amended except by an agreement in writing signed by duly authorized representatives of both Parties.

            (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Confirmation of execution by a facsimile of the signature page shall be binding upon the Party so confirming.

            (l) Plurals; Gender; Headings. Under this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number, and the use of any gender shall include all genders. The headings in this Agreement are for reference purpose only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

            (m) Further  Assurances.  Each Party  hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other Parties hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (n) Amendment and Modification. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the Party to be charged.

            (o) Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS AGREEMENT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION. ANY AND ALL CLAIMS SHALL BE SUBMITTED FOR ARBITRATION IN ACCORDANCE WITH SECTION 14 HEREIN.


                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, this License and Purchase Option Agreement has been signed by or on behalf of each of the Parties hereto, each as of the date first above written.

                                          DREAMHOME SOLUTIONS, INC.

                                          By:      /s/ Bruce Edwards
                                                   -----------------------------
                                          Name:    Bruce Edwards
                                          Title:   Chief Executive Officer


                                          ELITE FIGHT SOLUTIONS, INC.

                                          By:      /s/ Bruce Edwards
                                                   -----------------------------
                                          Name:    Bruce Edwards
                                          Title:   Chief Executive Officer


                                          DREAMHOLDINGS, LLC

                                          By:      /s/ Mike Eaton
                                                   -----------------------------
                                          Name:    Mike Eaton
                                          Title:   Chief Executive Officer

                                          DREAMHOME REMODELING, INC.

                                          By:      /s/ Mike Eaton
                                                   -----------------------------
                                          Name:    Mike Eaton
                                          Title:   Chief Executive Officer

                                SCHEDULE 2(e)(v)

                         DESCRIPTION OF TRACKER SOFTWARE

                                  SCHEDULE 9(a)


                                  ORGANIZATION